Report of Independent Registered Public Accounting Firm



To the Board of Directors and Shareholders of Lebenthal Funds, Inc.


In planning and performing our audit of the financial statements of Lebenthal Funds, Inc. the Fundsconsisting of the Lebenthal New York Municipal Bond Fund, Lebenthal New Jersey
 Municipal Bond Fund, and Lebenthal Taxable Municipal
 Bond Fund for the year ended November 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing
 and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors
 or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material aknesses under standards established by the Public Funds Accounting Oversight Board United States. A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited ay occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including control for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2004.

This report is intended solely for the information and use
 of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
January 21, 2005